ERNST & YOUNG LLP

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San Diego, California 92101

EXHIBIT 16.1 TO FORM 8-K

March 28, 2003

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, DC 20549

Gentlemen:

We have read Item 4 of Form 8-K dated April 1, 2003, of Maxwell Technologies, Inc. and are in agreement with the statements contained in the paragraphs two, three, four and five on page one therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

/s/ ERNST & YOUNG LLP